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                                                                    Exhibit 10.1


                                                                          Tier I
                          Executive Severance Agreement
                           for _______________________
                             The Earthgrains Company

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                                    Contents

--------------------------------------------------------------------------------

      Article 1. Establishment, Term, and Purpose                              1

      Article 2. Definitions                                                   2

      Article 3. Severance Benefits                                            5

      Article 4. Form and Timing of Severance Benefits                         7

      Article 5. Excise Tax Equalization Payment                               7

      Article 6. Establishment of Trust                                        9

      Article 7: Mitigation                                                    9

      Article 8. Confidentiality and Noncompetition                            9

      Article 9. Legal Remedies                                               10

      Article 10. Outplacement Assistance                                     11

      Article 11. Successors and Assignment                                   11

      Article 12. Miscellaneous                                               12



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                             THE EARTHGRAINS COMPANY
                          EXECUTIVE SEVERANCE AGREEMENT

     THIS AGREEMENT is made and entered into as of the ______day of ______, 1999 (the "Effective Date"), by and between The Earthgrains Company (hereinafter referred to as the "Company") and (hereinafter referred to as the "Executive").

     WHEREAS, the Board of Directors of the Company has approved the Company entering into severance agreements with certain key executives of the Company;

     WHEREAS, the Executive is the Chairman of the Board of Directors and Chief Executive Officer of the Company;

     WHEREAS, should the possibility of a Change in Control of the Company arise, the Board believes it is imperative that the Company and the Board should be able to rely upon the Executive to continue in his position, and that the Company should be able to receive and rely upon the Executive's advice, if requested, as to the best interests of the Company and its shareholders without concern that the Executive might be distracted by the personal uncertainties and risks created by the possibility of a Change in Control;

     WHEREAS, should the possibility of a Change in Control arise, in addition to his regular duties, the Executive may be called upon to assist in the assessment of such possible Change in Control, advise management and the Board as to whether such Change in Control would be in the best interests of the Company and its shareholders, and to take such other actions as the Board might determine to be appropriate; and

     NOW THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

Article 1. Establishment, Term, and Purpose

     This Agreement will commence on the Effective Date and shall continue in effect for three (3) full years. However, at the end of such three (3) year period and, if extended, at the end of each additional year thereafter, the term of this Agreement shall be extended automatically for one (1) additional year, unless the Committee delivers written notice six (6) months prior to the end of such term, or extended term, to the Executive, that the Agreement will not be extended. In such case, the Agreement will terminate at the end of the term, or extended term, then in progress.

     However, in the event a Change in Control occurs during the original or any extended term, this Agreement will remain in effect for the longer of: (i) twenty-four (24) months beyond the month in which such Change in Control occurred; or (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive.

Article 2. Definitions

     Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized.


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     (a)  "Base Salary" means the salary of record paid to an Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (c) "Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Paragraph 12.2 herein.

     (d)  "Board" means the Board of Directors of the Company.

     (e)  "Cause" means:

          (i) The Executive's willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from disability or occurring after issuance by the Executive of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes that the Executive has willfully failed to substantially perform his duties, and after the Executive has failed to resume substantial performance of his duties on a continuous basis within thirty (30) calendar days of receiving such demand;

          (ii) The Executive's willfully engaging in conduct (other than conduct covered under (i) above) which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this subparagraph, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interests of the Company; or

          (iii) The Executive's having been convicted of a felony.

     (f) "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

          (i) The "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than thirty percent (30%) of the combined voting power of the Company is acquired by a Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

          (ii) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company;


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          (iii) The stockholders of the Company (a) approve an agreement for the sale or disposition of all or substantially all of the Company's assets, or (b) adopt a plan for liquidation; or

          (iv) The Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors.

          However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change-in-Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (a) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non employee continuing Directors).

          Notwithstanding the occurrence of any of the foregoing events, a Change in Control should not occur with respect to the Executive if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

     (g) "Code" means the United States Internal Revenue Code of 1986, as amended, and any successors thereto.

     (h) "Committee" means the Compensation and Human Resources Committee of the Board or any other committee appointed by the Board.

     (i) "Company" means The Earthgrains Company, a Delaware corporation, or any successor thereto as provided in Article 11 herein.

     (j) "Effective Date of Termination" means the date on which a Qualifying Termination occurs which triggers the payment of Severance Benefits hereunder.

     (k) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and any successors thereto.

     (l) "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following:

          (i) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices and reporting requirements) as an employee of the Company, or a reduction in the nature or status of the Executive's authorities, duties, or responsibilities from the greater of: (a) those in effect on the Effective Date; (b) those in effect during the fiscal year immediately preceding the year of the Change in Control; or (c) those in effect immediately preceding the Change in Control;


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          (ii)  The Company's requiring the Executive to relocate his place of employment to a new location and as a direct result of such relocation, Executive's one-way commute from the Executive's primary residence to the Executive's place of employment would increase by fifty (50) miles;

          (iii) A reduction by the Company in the Executive's Base Salary as in effect on the Effective Date or as the same shall be increased from time to time;

          (iv) A material reduction in the Executive's level of participation in any of the Company's short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates from the greater of the levels in place on: (a) the Effective Date; (b) the fiscal year immediately preceding the Change in Control; or (c) immediately preceding the Change in Control; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be "Good Reason" if the Executive's reduced level of participation in each such program remains substantially consistent with the average level of participation of other executives of the Company who have positions commensurate with the Executive's position;

          (v) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Article 11 herein; or

          (vi) Any termination of Executive's employment by the Company that is not effected pursuant to a Notice of Termination;

          provided, however, that any action or omission by the Company after a Merger of Equals that is specified in clauses (i), (ii), (iii), (iv), and (v) of this subparagraph and is not intentional or willful shall not constitute Good Reason unless (x) the Executive shall give the Company a written notice that identifies such action or omission and specifically refers to this Paragraph, and (y) the Company shall fail for any reason to cure such act or omission within 30 days after the Executive gives the Company such notice.

          The Executive's continued employment shall not constitute a waiver of the Executive's rights with respect to any circumstance constituting Good Reason.

     (m) "Incumbent Directors" shall mean as of the effective dates, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved.

     (n) "Merger of Equals" means, as of any date, a transaction that, notwithstanding the fact that such transaction may also qualify as a Change in Control pursuant to


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          subparagraph 2(f)(ii), satisfies all of the terms and conditions set forth in (i) and (ii) below:

          (i) At least sixty percent (60%), but not more than seventy percent (70%), of the combined voting power of the voting securities of the surviving entity outstanding immediately after the consummation of the transaction shall be owned, directly or indirectly, by the persons who were the owners, directly or indirectly, of the voting securities of the Company immediately before such consummation in substantially the same proportions as their respective direct or indirect ownership, immediately before such consummation, of the voting securities of the Company; and

          (ii) Incumbent Directors shall continue to constitute a majority of the members of the Board of Directors.

     (o) "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (p) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as provided in Section 13(d).

     (q) "Qualifying Termination" means any of the events described in Paragraph 3.2 herein, the occurrence of which triggers the payment of Severance Benefits hereunder.

     (r) "Severance Benefits" means the payment of severance compensation as provided in Paragraph 3.3 herein.

     (s)  "Trust" means the Company grantor trust to be created pursuant to
          Article 6 of this Agreement.

Article 3. Severance Benefits

     3.1 Right to Severance Benefits. The Executive shall be entitled to receive from the Company Severance Benefits, as described in Paragraph 3.3 herein, if there has been a Qualifying Termination.

     The Executive shall not be entitled to receive Severance Benefits if he is terminated for Cause.

     3.2 Qualifying Termination. The occurrence of any one or more of the following events shall trigger the payment of Severance Benefits to the Executive under this Agreement:

          (a) An involuntary termination of the Executive's employment by the Company for reasons other than Cause within twenty-four (24) calendar months following a Change in Control of the Company pursuant to a Notice of Termination delivered to the Executive by the Company;


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          (b)  A voluntary termination by the Executive for Good Reason within twenty-four (24) calendar months following a Change in Control of the Company pursuant to a Notice of Termination delivered to the Company by the Executive;

          (c) A voluntary termination by the Executive for any reason during the thirty (30) day period beginning on the first day of the eleventh calendar month after a Change in Control of the Company pursuant to a Notice of Termination delivered to the Company by the Executive; or

          (d) The Company or any successor company breaches any of the provisions of this Agreement.

     provided, however, that in the event of a Merger of Equals, a voluntary termination pursuant to subparagraph 3.2(c) shall not be considered a Qualifying Termination and shall not trigger the payment of severance benefits to the Executive under this Agreement.

     3.3 Description of Severance Benefits. In the event the Executive becomes entitled to receive Severance Benefits, as provided in Paragraphs 3.1 and 3.2 herein, the Company shall pay to the Executive and provide him with the following:

          (a) An amount equal to three (3) times the highest rate of the Executive's annualized Base Salary in effect at any time up to and including the Effective Date of Termination.

          (b) An amount equal to three (3) times the Executive's highest target annual bonus for any plan year up to and including the year in which the Executive's Effective Date of Termination occurs.

          (c) An amount equal to the Executive's unpaid Base Salary, accrued vacation pay, and earned but not taken vacation pay through the Effective Date of Termination.

          (d) An amount equal to the Executive's unpaid target annual bonus, established for the plan year in which the Executive's Effective Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days completed in the then-existing fiscal year through the Effective Date of Termination and the denominator of which is three hundred sixty-five (365).

          (e) A continuation for thirty-six (36) months after the Effective Date of Termination of the welfare benefits (including medical, prescription, dental, disability, salary continuation, individual life, group life, accidental death, and travel accident insurance plans and programs) which are at least as favorable as the most favorable plans and programs as applicable to other peer executives and their families as of the Effective Date of Termination, but which are in no event less favorable than the most favorable plans and programs applicable to other peer executives and their families during the ninety (90) day period immediately before the Effective date.


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          (f)  These benefits shall be provided to the Executive at the same premium cost, and at the same coverage level, as in effect as of the Executive's Effective Date of Termination. However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, or for management employees with respect to supplemental benefits, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner.

               The continuation of these welfare benefits shall be discontinued prior to the end of the thirty-six (36) month period in the event the Executive has available substantially similar benefits at a comparable cost from a subsequent employer, as determined by the Committee.

     In the event the Executive became entitled to receive Severance Benefits, as provided in Paragraphs 3.1 and 3.2 herein, the Executive shall immediately be fully vested in all benefits accrued by the Executive under The Earthgrains Company Supplemental Executive Retirement Plan (the "SERP"), and successor plans thereto sponsored by the Company. The aggregate benefits accrued by the Executive as of the Effective Date of Termination under the The Earthgrains Company 401(k) Restoration Plan, the SERP, and successor plans thereto sponsored by the Company shall be paid in cash to the Executive in a single lump sum as soon as practical following the Effective Date of Termination. For purposes of the Company's nonqualified retirement plans, such benefits shall be calculated under the assumption that the Executive's employment continued following the Effective Date of Termination for thirty-six (36) months (i.e., three (3) additional years of age and service credits shall be added); provided, however, that for purposes of determining "final average pay" under such programs, the Executive's actual pay history as of the Effective Date of Termination shall be used.

     3.4 Notice of Termination. Any termination of employment by the Company or by the Executive for Good Reason shall be communicated by a Notice of Termination.

Once a Notice of Termination has been provided, the Executive's subsequent death or disability shall have no effect upon such executive's right, or the right of such executive's estate, to collect the Severance Benefits.

Article 4. Form and Timing of Severance Benefits

     4.1 Form and Timing of Severance Benefits. The Severance Benefits described in Paragraphs 3.3(a), 3.3(b), 3.3(c), and 3.3(d) herein shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

     4.2 Withholding of Taxes. The Company shall be entitled to withhold from any amounts payable under this Agreement all taxes as legally shall be required (including, without limitation, any United States federal taxes and any other state, city, or local taxes).

Article 5. Excise Tax Equalization Payment

     5.1 Excise Tax Equalization Payment. In the event that the Executive becomes entitled to Severance Benefits or any other payment or benefit under this Agreement, or under any other agreement with or plan of the company (in the aggregate, the "Total Payments"), if all or any part of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code or any similar tax that may hereafter be


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imposed ("Section 4999), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") which after deduction of: (i) any Excise Tax under Section 4999 thereon; (ii) any federal, state, and local income tax thereon; and (iii) any F.I.C.A tax thereon shall be equal to the Excise Tax on such Total Payments. The Gross-Up Payment shall be made by the Company to the Executive as soon as practical following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

     5.2 Tax Computation. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

          (a) Any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as "parachute payments" within the meaning of Paragraph 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Paragraph 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel as supported by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Paragraph 280G(b)(4) of the Code in excess of the base amount within the meaning of Paragraph 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

          (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Paragraph 280G(b)(1) (after applying clause (a) above); and

          (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Paragraphs 280G(d)(3) and
               (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Effective Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     5.3 Subsequent Recalculation. In the event the Internal Revenue Service adjusts the computation of the Company under Paragraph 5.2 herein so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full


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amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Committee.

Article 6. Establishment of Trust

     As soon as practicable following the Effective Date hereof, the Company shall create a Trust (which shall be a grantor trust within the meaning of Paragraphs 671-678 of the Internal Revenue Code) for the benefit of the Executive and Beneficiaries, as appropriate. The Trust shall have a Trustee as selected by the Company, and shall have certain restrictions as to the Company's ability to amend the Trust or cancel benefits provided thereunder. Any assets contained in the Trust shall, at all times, be specifically subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency; such terms to be specifically defined within the provisions of the Trust, along with the required procedure for notifying the Trustee of any bankruptcy or insolvency.

     At any time following the Effective Date hereof, the Company may, but is not obligated to, deposit assets in the Trust in an amount equal to or less than the aggregate Severance Benefits with may become due to the Executive under Paragraphs 3.3 and 5.1 of this Agreement.

     Upon a Change in Control, the Trust shall become irrevocable and the Company shall deposit assets in such Trust in an amount equal to the aggregate Severance Benefits which may become due to the Executive under Paragraphs 3.3 and 5.1 of this Agreement.

Article 7. Mitigation

     The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Paragraph 3.3(e) herein.

Article 8. Confidentiality and Noncompetition

     8.1 Confidentiality. During the term of this Agreement and thereafter in perpetuity, the Employee will not directly or indirectly divulge or appropriate to his own use, or to the use of any third party, "trade secrets" (as defined in Paragraph 8.3), other secret or confidential information, knowledge or financial information of the Company or any of the Company's subsidiaries or affiliates (hereinafter, the Company and its subsidiaries and affiliates shall be collectively referred to as the "Company Group"), except as may be in the public domain other than by violation of this Agreement.

     8.2 Noncompetition. From the date hereof until two (2) years after the termination of his employment hereunder, the Executive will not (i) directly or indirectly own any equity or proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five percent (5%) of any class of outstanding securities), or be an employee, agent, director, advisor, or consultant to or for any corporation (other than the Company Group), business enterprise or any person engaged anywhere in the United States of America whether on his own behalf or on behalf of any person other than the Company Group, in [the manufacture, procuring, sale, marketing, promotion or distribution of any product or product lines functioning competitively with any product or product lines] of the Company Group during the term of this Agreement, and the Executive will not assist in, manage or supervise any of the foregone activities; (ii) undertake any action to induce or


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cause any customer or client or the Company Group to discontinue any part of its business with the Company Group; (iii) cause, induce or in any way facilitate the employment by any other persons or organization of any employee of or consultant to the Company Group, provided, that this covenant shall become operative only upon the termination of the Executive's employment; or (iv) take or assist directly or indirectly in the taking, by action as consultant to a third party or otherwise of any position on any matter involving the Company and pending before any state or other public agency, when such position is adverse to the position being promoted by or such agency at the time by the Company.

     8.3 Trade Secrets. "Trade secrets" as used herein means all secret discoveries, invention, formulae, designs, methods, processes, techniques of production and know-how relating to the Company Group's business. "Confidential Information" as used herein means the Company Group's internal policies and procedures, suppliers, customers, financial information and marketing practices, as well as secret discoveries, inventions, formulae, designs, techniques of production, know-how and other information relating to the Company Group's business not rising to the level of a trade secret under applicable law.

     8.4 Breach. The breach by the Employee of any of the covenant continued in this Article 8 shall rely the company of all further payment obligation under Paragraph 3.3 and 5.1 of this Agreement.

Article 9. Legal Remedies

     9.1 Payment of Legal Fees. To the extent permitted by law and in the event the Executive prevails in any judicial and/or arbitration proceeding, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Executive as a result of:

          (a) The Company's refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement;

          (b) The Company's contesting the validity, enforceability, or interpretation of this Agreement; or

          (c) Conflict (including conflicts related to the calculation of parachute payments) between the parties pertaining to this Agreement.

     9.2  Arbitration.

          (a) Any dispute, controversy, or claim arising out of or relating to this Agreement and/or any renewals, extensions, changes, amendments, additions, or modifications of or to this Agreement, or the breach, termination, or invalidity of any of the foregoing, shall be finally resolved by arbitration.

          (b) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("the Rules") to the extent that the Rules do not conflict with any provision of this Paragraph 8.2.


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          (c)  The arbitration shall be heard and determined by one arbitrator selected in accordance with the Rules.

          (d) The arbitration, including the rendering of the award, shall take place in the County of St. Louis County, Missouri.

          (e) Any arbitration proceeding shall be conducted on a confidential basis.

          (f) The arbitrator shall interpret this Agreement and render an award, order, or judgement in accordance with the substantive laws of the State of Missouri, and if the arbitrator fails to do so, the arbitrator shall be deemed to have exceeded his or her powers.

          (g) The arbitrator shall decide only those issues submitted to him or her in the notice and answering statement (and counterclaim and answering statement hereto, if any) and any award, order, or judgement, or portion thereof, which goes beyond the scope of such issues shall be void and shall be deemed to have been rendered in excess of the arbitrator's powers.

          (h) Any award, order, or judgement shall in included in a written decision which shall contain detailed findings of fact and conclusions of law, including, but not limited to, all the elements involved in the calculation of any award of damages.

          (i) The arbitrator is not authorized to award punitive or exemplary damages.

          (j) All of the reasonable legal fees and expenses incurred by the Executive and all arbitration costs will be paid by the Company, unless prohibited by law. The Company further agrees to pay prejudgement interest on any money judgement obtained by the Executive calculated at the prime interest rate reported in The Wall Street Journal in effect from time to time from the date that payment to the Executive should have been made under this Agreement.

          (k) Any award, order, or judgement made pursuant to such arbitration shall be deemed final and may be entered and enforced in any state or federal court of competent jurisdiction. The parties agree to submit to the jurisdiction of any such court for purposes of the enforcement of any such award, order, or judgment.

Article 10. Outplacement Assistance

     Following a Qualifying Termination, the Executive shall be reimbursed by the Company for the costs of all outplacement services obtained by the Executive within the two (2) year period after the Effective Date of Termination; provided, however, that the total reimbursement shall be limited to an amount equal to the lesser of seventy-five thousand dollars ($75,000) or fifteen percent (15%) of the Executive's Base Salary as of the Effective Date of Termination.


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

Article 11. Successors and Assignment

     11.1 Successors to the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. The date on which any such succession becomes effective shall be deemed to be the date of the Change in Control.

     11.2 Assignment by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's Beneficiary. If the Executive has not named a Beneficiary, then such amounts shall be paid to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

Article 12. Miscellaneous

     12.1 Employment Status. Except as may be provided under any other agreement between the Executive and the Company, the employment of the Executive by the Company is "at will," and may be terminated by either the Executive or the Company at any time, subject to applicable law.

     12.2 Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Committee. The Executive may make or change such designations at any time.

     12.3 Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

     12.4 Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized member of the Committee, or by the respective parties' legal representatives and successors.

     12.5 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the state of Delaware shall be the controlling law in all matters relating to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this ____day of _____,1999.

  The Earthgrains Company                        Executive


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

By:___________________________________          ___________________________


Its:__________________________________


Attest:_______________________________



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